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             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 25, 2000



                         STEWART ENTERPRISES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           LOUISIANA              0-19508         72-0693290
 (STATE OR OTHER JURISDICTION   (COMMISSION    (I.R.S. EMPLOYER
       OF INCORPORATION)       FILE NUMBER)   IDENTIFICATION NO.)



                      110 VETERANS MEMORIAL BOULEVARD
                        METAIRIE, LOUISIANA  70005
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                              (504) 837-5880
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                              NOT APPLICABLE
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS

     On September 25, 2000, the Company issued the following press release.





CONTACT:  William E. Rowe                         FOR IMMEDIATE RELEASE
          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana 70005
          504/837-5880


STEWART ENTERPRISES IN DISCUSSION TO SELL EUROPEAN OPERATIONS

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Metairie, LA, September 25, 2000 . . . Stewart Enterprises, Inc. (Nasdaq
NMS: STEI) announced today that it is in discussion with Funespana, S.A., a publicly traded death care company domiciled in Madrid, Spain, regarding the possible sale of all of Stewart's operations in Europe. Those operations include Spain, Portugal, France, Belgium and The Netherlands serving approximately 27,500 families a year.

William E. Rowe, chief executive officer and president of Stewart, stated "As previously announced, Stewart has implemented various initiatives to generate cash and reduce debt including consideration of the possible sale of certain foreign operations. The Company has engaged an investment banking firm to assist in this process and these discussions are in line with those initiatives." Specific terms and price have not yet been determined.

As previously disclosed, the sale of certain foreign operations could result in a material charge to earnings but would generate significant cash for debt reduction.

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 625 funeral homes and 163 cemeteries in North America, South America, Europe and the Pacific Rim.

                                   # # #

                                 SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   STEWART ENTERPRISES, INC.




September 25, 2000                 /s/ KENNETH C. BUDDE
                                   ------------------------
                                   Kenneth C. Budde
                                   Executive Vice President
                                   Chief Financial Officer